Exhibit 99.1

Additional Information on Investments Backed by Alt-A Mortgage Loans

Mortgage-backed and Asset-backed Securities Collateralized by Alt-A Mortgage Loans as of June 30, 2007:

	Estimated Fair Value by Year of Loan Origination
Rating	2005 and Prior	First Half 2006	Second Half 2006	2007	Total
AAA	$537	$141	$43	$90	$811
AA	342	111	—	19	472

Subtotal	879	252	43	109	1,283
A	212	78	7	3	300
BBB	27	20	—	—	47

Total mortgage-backed and asset-backed securities collateralized by Alt-A loans	$1,118	$350	$50	$112	$1,630